FORM OF SUBSCRIPTION CERTIFICATE

        THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN
            THE COMPANY'S PROSPECTUS DATED, AUGUST ______, 2000 (THE
             "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE.
            COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM
          COMPUTERSHARE TRUST COMPANY, INC. AS THE SUBSCRIPTION AGENT.

STOCKHOLDER NAME AND ADDRESS:
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                              --------------------------------------------------

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CERTIFICATE NO.: _____________

                       CERTIFICATE FOR ____________ RIGHTS

                        MAIN STREET AND MAIN INCORPORATED
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                            SUBSCRIPTION CERTIFICATE

       EVIDENCING _______ NON-TRANSFERABLE SUBSCRIPTION RIGHTS TO PURCHASE
     A COMPARABLE NUMBER OF SHARES OF THE COMMON STOCK OF MAIN STREET & MAIN
                                  INCORPORATED

                      SUBSCRIPTION PRICE: $2.375 PER SHARE

                VOID IF NOT EXERCISED BEFORE THE EXPIRATION DATE
                         (AS DEFINED IN THE PROSPECTUS)

REGISTERED OWNER:

     THIS CERTIFIES THAT the registered owner whose name is inscribed herein is the owner of the number of Subscription Rights set forth above, each of which entitles the owner to subscribe for and purchase one share of the Common Stock, par value $.001 per share (the "Common Stock"), of Main Street and Main Incorporated, a Delaware corporation (the "Company"), on the terms and subject to the conditions set forth in the Company's Prospectus dated August _____, 2000, and instructions relating thereto on the reverse side hereof. The non-transferable Subscription Rights represented by this Subscription Certificate may be exercised by duly completing Section 1 on the reverse side hereof. Special issuance or delivery instructions may be specified by completing
Section 2 on the reverse side hereof.

     THE SUBSCRIPTION RIGHTS EVIDENCED BY THIS SUBSCRIPTION CERTIFICATE ARE NOT TRANSFERABLE. SUCH SUBSCRIPTION RIGHTS MAY NOT BE EXERCISED UNLESS THE REVERSE SIDE HEREOF IS COMPLETED AND SIGNED.

Dated: ___________, 2000


-------------------------------------       ------------------------------------
Bart A. Brown                               Duane E. Wilkes
President and Chief Executive Officer       Secretary
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                      SECTION 1 - EXERCISE AND SUBSCRIPTION

The undersigned irrevocably exercises Subscription Rights to subscribe for shares of the Company's Common Stock, as indicated below, on the terms and subject to the conditions specified in the Company's Prospectus dated August _____, 2000, relating to the offering of such Subscription Rights, receipt of which is hereby acknowledged.

     (a) Number of shares of the Company's Common Stock subscribed for pursuant to the Basic Subscription Privilege: _____________

     (b) Number of shares of the Company's Common Stock subscribed for pursuant to the Over-Subscription Privilege: _____________

YOU  MAY  NOT  EXERCISE  THE  OVER-SUBSCRIPTION   PRIVILEGE  UNLESS  YOUR  BASIC
SUBSCRIPTION PRIVILEGE HAS BEEN EXERCISED IN FULL.

     (c)  Total  Subscription  Price  (total  number  of shares  subscribed  for pursuant to both the Basic Subscription Privilege plus the Over-Subscription Privilege multiplied by the Subscription Price of $2.375 per share): $__________.

METHOD OF PAYMENT (CHECK ONE)

[ ] Uncertified personal check, payable to Computershare Trust Company, Inc., as Subscription Agent for Main Street and Main Incorporated. PLEASE NOTE THAT FUNDS PAID BY UNCERTIFIED PERSONAL CHECK MAY TAKE AT LEAST FIVE BUSINESS DAYS TO CLEAR. ACCORDINGLY, SUBSCRIPTION RIGHTS HOLDERS WHO WISH TO PAY THE PURCHASE PRICE BY MEANS OF AN UNCERTIFIED PERSONAL CHECK ARE URGED TO MAKE PAYMENT SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO ENSURE THAT SUCH PAYMENT IS RECEIVED AND CLEARS BY THE EXPIRATION DATE, AND ARE URGED TO CONSIDER PAYMENT BY MEANS OF A CERTIFIED OR BANK CHECK, MONEY ORDER OR WIRE TRANSFER OF IMMEDIATELY AVAILABLE FUNDS.

[ ] Certified check or bank check drawn on a U.S. bank or money order, payable to Computershare Trust Company, Inc., as Subscription Agent for Main Street and Main Incorporated.

[ ] Wire transfer directed to the account maintained by Computershare Trust Company, Inc. at

               Union Bank & Trust
               100 Broadway
               Denver, Colorado 80209
               (303) 744-3221
               ABA# 102000908
               Credit Account # 85-02961
               Account Name: Computershare Trust Company, Inc.
                             AST Escrow Agent

If the amount enclosed or transmitted is not sufficient to pay the purchase price for all shares of Common Stock that are stated to be subscribed for, or if the number of shares of Common Stock being subscribed for is not specified, the number of shares of Common Stock subscribed for will be assumed to be the maximum number that could be subscribed for upon payment of such amount. If the amount enclosed or transmitted exceeds the purchase price for all shares of Common Stock that the undersigned has the right to subscribe for under the Basic Subscription Privilege plus the Over-Subscription Privilege (such excess amount, the "Subscription Excess"), the Subscription Agent shall return the Subscription Excess to the subscriber without interest or deduction.

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           SECTION 2 -- SPECIAL ISSUANCE OR DELIVERY INSTRUCTIONS FOR
                          SUBSCRIPTION RIGHTS HOLDERS:

To be completed ONLY if the certificate representing the Common Stock is to be issued in a name other than that of the registered holder or is to be sent to an address other than that shown above. (See the Instructions included with this Rights Certificate.) DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.

Please issue the certificate representing the Common Stock in the following name and/or deliver to the following address:

Name:                                  Soc. Sec. #/Tax ID #:
      -----------------------------                          -------------------

Address:
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                  ACKNOWLEDGMENT -- THE SUBSCRIPTION ORDER FORM
                       IS NOT VALID UNLESS YOU SIGN BELOW

I/We acknowledge receipt of the Prospectus and understand that after delivery of this Subscription Certificate to the Company's Subscription Agent, I/we may not modify or revoke this Subscription Certificate. Under penalties of perjury, I/we certify that the information contained herein, including the social security number or taxpayer identification number given above, is correct. If the Special Issuance or Delivery Instructions for Subscription Rights Holders are completed, I/we certify that although the certificate representing the Common Stock is to be issued in a name other than the registered holder, beneficial ownership of the Common Stock will not change.

The signature below must correspond with the name of the registered holder exactly as it appears on the books of the Company's transfer agent without any alteration or change whatsoever.

Subscriber's Signature(s):                                Date:
                           ----------------------------         ----------------

                                                          Date:
                           ----------------------------         ----------------

If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print). (See the Instructions included with this Rights Certificate.)

Name:                                         Capacity:
      ------------------------------------              ------------------------

Address:                                      Phone:
         ---------------------------------           ---------------------------

                                              Soc. Sec. # or Tax ID #:
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                            GUARANTEE OF SIGNATURE(S)

All Subscription Rights Holders who specify special issuance or delivery instructions must have their signatures guaranteed by an Eligible Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended. (See the Instructions.)

Signature Guaranteed by: _________________________________________________
                                       Eligible Institution

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